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                                                                   EXHIBIT 10.38

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated October 31, 2001 between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054, with a loan production office located at 230 West Monroe, Suite 720, Chicago, Illinois 60606 and ESPERION THERAPEUTICS, INC. ("Borrower"), a Delaware corporation with offices located at 3621 S. State Street, 695 KMS Place, Ann Arbor, MI 48108 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2        LOAN AND TERMS OF PAYMENT

2.1 ADVANCES. Bank Agrees to make Equipment Advances not to exceed $2,000,000.00 (Two Million and XX/100) for the term of this Agreement and Borrower agrees to pay Bank the unpaid principal amount of all Equipment Advances and interest on the unpaid principal amount of the Equipment Advances, in accordance with the terms of this Agreement.

2.1.1    EQUIPMENT ADVANCES.

         (a) Bank shall make Equipment Advances to Borrower in an amount not to exceed the Committed Equipment Line in the following manner: (i) first in one advance to occur on the Closing Date (the "Equipment Line No. 1"), and (ii) thereafter, in an aggregate amount equal to the Committed Equipment Line, less the outstanding principal amounts advanced pursuant to Equipment Line No. 1, at any time from the Closing Date through the Equipment Availability End Date (the "Equipment Line No. 2"). To evidence the Equipment Advance or Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, a copy of an invoice for the Eligible Equipment to be purchased or refinanced. Equipment Advance requests under Equipment Line No. 1 shall only be permitted to finance Eligible Equipment for which the Borrower provides to Bank an invoice dated 150 days or less before the Closing Date. Equipment Advance requests under Equipment Line No. 2 shall only be permitted to finance Eligible Equipment purchased on or after 180 days before the date of each Equipment Advance. The Equipment Advances shall not exceed 100% of the invoice amount for the financed Eligible Equipment. Up to 20% of the Equipment Advance may include soft costs, such as transferable software licenses, leasehold improvements, sales taxes, shipping, warranty charges, freight discounts and installation expenses. Borrower may make no more than six (6) requests for an Equipment Advance. The first Equipment Advance must be in an amount in

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excess of $250,000. Each additional Equipment Advance after the first Advance must be in an amount in excess of $50,000.

         (b) Interest accrues from the date of each Equipment Advance at the rate in Section 2.2(a) and is payable monthly on the Payment Date of each month. Any Equipment Advances that are outstanding on the Equipment Availability End Date shall be payable in forty-two (42) equal monthly installments of principal, plus all accrued interest, beginning on the date of the Equipment Advance and ending on the Equipment Maturity Date. Equipment Advances once repaid may not be reborrowed.

         (c) To obtain an Equipment Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time two Business Days prior to the date the Equipment Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B which must be signed by a Responsible Officer and include a copy of the invoice for the Equipment being financed. Bank shall credit Equipment Advances to Borrower's deposit account. Borrower can transfer the Equipment Advances from Borrower's account on the date the Bank makes the Equipment Advances, if the transfer is within regular business hours of the Bank. Bank may make Equipment Advances under this Agreement based on instructions from a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to Bank's reliance.

2.2      INTEREST RATE: PAYMENTS.

         (a) Interest Rate. Equipment Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at a rate 5 percent above the rate effective immediately before the Event of Default. Interest is computed on a 360-day year for the actual number of days elapsed.

         (b) Payments. Interest is due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any of Borrower's deposit accounts for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon PM Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.3      FEES. Borrower will pay to Bank:

         Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through the date of this Agreement shall be paid upon execution of this Agreement, which the Bank agrees will not be in excess of FIVE THOUSAND DOLLARS ($5,000.00).

3        CONDITIONS OF LOANS




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3.1 CONDITIONS PRECEDENT TO INITIAL EQUIPMENT ADVANCE. Bank's obligation to make the initial Equipment Advance is subject to the conditions precedent that the Borrower executes, and the Bank receives (i) a fully executed copy of this Agreement; (ii) certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement; (iii) financing statements (Forms UCC-1); (iv) insurance certificate; (v) payment of Bank Expenses then due specified in
Section 2.4 hereof; (vi) Certificates of Good Standing and Foreign Qualifications; (vii) written certification from a Responsible Officer, in a form and with supporting documents satisfactory to Bank, that Borrower has sufficient cash to fund twenty-four (24) months of projected operating losses and debt service; and (viii) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 CONDITIONS PRECEDENT TO ALL EQUIPMENT ADVANCES. Bank's obligations to make each Equipment Advance, including the initial Equipment Advance, is subject to the following:

         (a) timely receipt of any Payment/Advance Form; and

         (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Equipment Advance and no Event of Default may have occurred and be continuing, or result from the Equipment Advance. Each Equipment Advance is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

4        CREATION OF SECURITY INTEREST

4.1 GRANT OF SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral, and the proceeds of all Collateral, to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations. When Borrower repays in full all Obligations arising under and related to the Loan and Security Agreement dated March 31, 1999 between Borrower and Bank (the "March 31, 1999 Agreement"), Bank shall release its security interest in all Equipment purchased with the proceeds of the March 31, 1999 Agreement.

5        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower is duly existing under the laws of the state of Delaware and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with any of Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in


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default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3 LITIGATION. Except as identified in Schedule 1, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower in which an adverse decision could cause a Material Adverse Change.

5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 REGULATORY COMPLIANCE. Borrower is not a registered investment company, or required to register as an investment company or a company controlled by a registered investment company under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's properties or assets has been used by Borrower or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6        AFFIRMATIVE COVENANTS




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         Borrower will do all of the following:

6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its legal existence in the state of Delaware and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower shall comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

         (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within thirty (30) days after the last day of each month, a Compliance Certificate signed by a responsible officer in substantially the form of Exhibit C hereto; (iii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iv) within 5 days of filing, copies of all statements, reports and notices that may alert Bank to a Default or Event of Default; (v) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more; and (vi) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

         (b) Bank has the right to audit the Collateral and to require certification of the existence of the Collateral at Bank's expense, provided that if Borrower is in default or has not cured any breach, the audit expenses shall be paid by the Borrower.

6.3 INVENTORY; RETURNS. Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's practices as they exist at execution of the Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.

6.4 TAXES. Borrower shall make timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 INSURANCE. Borrower will keep its business and the Collateral insured for risks and in amounts, as is typical in Borrower's business. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request,


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Borrower will deliver certified copies of policies and evidence of all premium payments. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided that, after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

6.6 BANK ACCOUNTS. Borrower shall maintain its principal depository and operating accounts with Bank (the "SVB Accounts"). Borrower shall maintain not less than Ten Million Dollars ($10,000,000) of cash and investment balances with Bank, unless Borrower's total cash and investment balances, wherever located, are less than Ten Million Dollars ($10,000,000), in which case 100% of such balances shall be maintained with Bank.


6.8 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Nine Million Dollars ($9,000,000).

6.9 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

6.10 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent provided that such abandonment, forfeiture, or dedication to the public will not require Bank's written consent if in the good faith judgment of the Board as to not materially effect the value of the Borrower.

7        NEGATIVE COVENANTS

         Borrower shall not do any of the following:

7.1 DISPOSITIONS. Without Bank's prior written consent, which consent may not be unreasonably withheld, convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer") all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business, which the parties agree would include negotiating and entering into a collaboration, co-marketing, co-development, co-promotion or other partnership arrangement;
(ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or
(iii) of worn-out or obsolete Equipment.

7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in any business other than the businesses currently engaged in by Borrower or have a change in its majority ownership or Critical Management as listed in Schedule of Critical Management (other than a change in the Board of Directors, material voting control in the Company or the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank). Borrower will not, without at least 30 days prior written notice to Bank, relocate its


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principal executive office, add any new offices or business locations, or change its state of incorporation.

7.3 NEGATIVE PLEDGE. Except as set forth in Section 7.1, sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, release, disburse, or encumber any of Borrower's property, except to Bank and except for Permitted Liens, including but not limited to any securities, securities entitlements, securities accounts, investment property, financial assets, instruments, chattel paper, contract rights, Inventory, Equipment, accounts receivable, licenses, Intellectual Property, including proceeds, distributions from sale, exchange or liquidation of same, now owned or hereafter acquired, except for such sales, transfers, and pledges made by Borrower in the ordinary course of Borrower's business with Bank's prior written consent. Notwithstanding the foregoing, Borrower may, in the ordinary course of Borrower's business, license its Intellectual Property on a non-exclusive basis. Borrower may also, in the ordinary course of Borrower's business, and as the Board of Directors deems, in good faith, appropriate for the development of Borrower's business or the sale or distribution of its products and services, license its Intellectual Property on an exclusive basis.

7.4 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.5 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.6 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, except for Permitted Liens.

7.7 INVESTMENTS, DISTRIBUTIONS. Directly or indirectly acquire or own any Person, or make any Investment, other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.9 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

7.10 COMPLIANCE. Become a registered investment company or be required to register as an investment company or a company controlled by a registered investment company under the Investment Company Act of 1940, or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur if the violation would cause a Material Adverse


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Change; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

8        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default, but no Equipment Advances shall be made during the cure period;

8.2 COVENANT DEFAULT. Borrower does not perform any obligation in Article 6 or violates any covenant in Article 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts in the 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional time (of not more than 30 days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default, but no Equipment Advances shall be made during the cure period;

8.3 CROSS DEFAULT. Borrower defaults, or there occurs a Default or Event of Default under that certain Loan and Security Agreement between Borrower and Bank, dated as of March 31, 1999;

8.4 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in the business, operations or condition (financial or otherwise) of the Borrower that results in a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interest in a material portion of the Collateral;

8.5 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower, but no Equipment Advances shall be made during the cure period;

8.6 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days, but no Equipment Advances shall be made before any Insolvency Proceeding is dismissed;




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8.7 OTHER AGREEMENTS. There exists a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000.00 or that could cause a Material Adverse Change;

8.8 JUDGMENTS. A money judgment or judgments in the aggregate that is not insured of at least $50,000.00 are rendered against Borrower and are unsatisfied and unstayed for 30 days, but no Equipment Advances shall be made before the judgment is stayed or satisfied.

8.9 MISREPRESENTATIONS. Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9        BANK'S RIGHTS AND REMEDIES

9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

         (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all reasonable expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

         (g) Exercise all rights and remedies accorded to the Bank under the Uniform Commercial Code.




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9.2 POWER OF ATTORNEY. When an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Eligible Equipment, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Eligible Equipment on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as permitted under the Uniform Commercial Code. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Equipment Advances terminates.

9.3 BANK EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.4 BANK'S LIABILITY FOR COLLATERAL. If Bank complies with reasonable banking practices and the Uniform Commercial Code, Bank shall have no liability or responsibility for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or
(d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Uniform Commercial Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10       NOTICES

         All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.




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11       CHOICE OF LAW AND VENUE

         Delaware law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the state of Delaware.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12       GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, upon 30 (thirty) days written notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2 INDEMNIFICATION. Borrower shall indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's negligence, willful misconduct or breach of this Agreement.

12.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 CONFIDENTIALITY. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either:
(a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 EARLY REPAYMENT. Borrower will not be assessed any penalty by Bank for early repayment of any of the Obligations.

12.10 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding arising out of or related to Bank's efforts to collect the Obligations, except in the Loan and Security Agreement dated March 31, 1999, Bank will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13       DEFINITIONS

13.1     DEFINITIONS.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "AGREEMENT" means this Loan and Security Agreement.

         "BANK EXPENSES" are all collateral audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BOARD" is the Board of Directors of Borrower.

         "BORROWER" is Esperion Therapeutics, Inc., a Delaware corporation.

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" means the date of this Agreement.

         "COLLATERAL" is the property described on Exhibit A.

         "COMMITTED EQUIPMENT LINE" is a credit extension of up to $2,000,000 (Two Million Dollars).

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "ELIGIBLE EQUIPMENT" is all present and future machinery, equipment, furniture, tools, in which Bank has a valid security interest, including new equipment, computer equipment, office equipment, lab equipment, and test equipment provided that no more than 20% of each Equipment Advance may include soft costs, including, but not limited to, taxes, shipping installation expenses, transferable software licenses, and leasehold improvements.

         "EQUIPMENT ADVANCE" or "EQUIPMENT ADVANCES" is a loan advance (or advances) under the Committed Equipment Line.

         "EQUIPMENT AVAILABILITY END DATE" is twelve (12) months from the Closing Date.

         "EQUIPMENT MATURITY DATE" is the date which is forty-one (41) months from the date of the Equipment Advance.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is Borrower's right, title and interest in any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks; servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing.

          "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated. Notwithstanding the foregoing, when the obligation evidenced by the Loan and Security Agreement dated March 31, 1999 is repaid in full, this definition shall exclude the Loan and Security Agreement evidenced in this Obligation, and related collateral.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

          "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including all obligations under that certain Loan and Security Agreement between Borrower and Bank dated as of March 31, 1999, letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

          "PAYMENT DATE" is the first calendar day of each month commencing on the first such date after the Closing Date.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's Indebtedness to Bank under this Agreement or the Loan Documents;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

         (e) Indebtedness secured by Permitted Liens.

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on the most recent financial statements included as an Exhibit herein; and

         (b) Investments approved by Borrower's Board of Directors.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest; and

         (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; nor shall the terms of such indebtedness be materially more onerous as a result of such extension, renewal, or replacement.

         (f) Statutory inchoate liens in connection with workmen's compensation, unemployment insurance or other social security obligations;

         (g) Mechanic's, workman's, materialman's, landlords, carriers, warehouseman's, laborers or other similar liens arising in the ordinary course of business with respect to obligations that are not due;

         (h) Judgments that are not an Event of Default under Section 8 hereunder; and

         (i) Collaboration, co-marketing, co-development, co-promotion or other partnership agreements.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

         "RESPONSIBLE OFFICER" is an officer of Borrower authorized under the Articles of Incorporation to request an Advance.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equipment interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person, and in the case of Borrower includes Esperion LUV Development, Inc., a Delaware corporation, and Esperion AB, a Swedish corporation.

         "SVB ACCOUNT" is the operating account maintained by Borrower with Bank.

         "TANGIBLE NET WORTH" means as of any applicable date, the consolidated total assets of Borrower and its subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

The parties have executed this Loan and Security Agreement as of the date first written above.

ESPERION THERAPEUTICS, INC.


By:  /s/ Tim Mayleben
   -----------------------------------------
Name:  Tim Mayleben
     ---------------------------------------
Title:  VP & CFO
      --------------------------------------




SILICON VALLEY BANK

By:  /s/ Brent Donnell
   -----------------------------------------
Name:  Brent Donnell
     ---------------------------------------
Title:  SVP
      --------------------------------------

                         SCHEDULE OF PENDING LITIGATION



None as of the Closing Date

                         SCHEDULE OF CRITICAL MANAGEMENT




                                Roger Newton, CEO

                       SCHEDULE OF PERMITTED INDEBTEDNESS


SIDF
SVB
TransAmerica
SWM1st

                        SCHEDULE OF PERMITTED INVESTMENTS


See attached Borrower financial statement.

                           SCHEDULE OF PERMITTED LIENS


See attached UCC search results.

                                    EXHIBIT A


The Collateral shall consist of all right, title and interest of Borrower in and to the following:


         (a) All goods and equipment and other fixed assets now owned or hereafter acquired which are financed or refinanced by the Bank, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; and


         (b) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.


Upon payment in full of all Obligations arising under and related to the March 31, 1999 Agreement, Bank shall release its security interest in all Equipment purchased with the proceeds of the March 31, 1999 Agreement and such Equipment shall no longer constitute Collateral.

                                    EXHIBIT B

                     PAYMENT/ADVANCE TELEPHONE REQUEST FORM
              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.


TO: Marissa Ng, Seattle Credit Analyst         DATE:
                                                    ----------------------------

FAX#:  206-654-3999                            TIME:
                                                    ----------------------------

FROM:  ESPERION THERAPEUTICS, INC.
       -------------------------------------------------------------------------
                             CLIENT NAME (CUSTOMER)

REQUESTED BY:
               -----------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                       ---------------------------------------------------------

PHONE NUMBER:
              ------------------------------------------------------------------

FROM ACCOUNT #                            TO ACCOUNT #
               -------------------------               -------------------------

REQUESTED TRANSACTION TYPE               REQUESTED DOLLAR AMOUNT
--------------------------               -----------------------

PRINCIPAL INCREASE (ADVANCE)             $
                                          --------------------------------------
PRINCIPAL PAYMENT (ONLY)                 $
                                          --------------------------------------
INTEREST PAYMENT (ONLY)                  $
                                          --------------------------------------
PRINCIPAL AND INTEREST (PAYMENT)         $
                                          --------------------------------------

OTHER INSTRUCTIONS:
                    ------------------------------------------------------------

--------------------------------------------------------------------------------
All Customer's representations and warranties stated in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for an Equipment Advance confirmed by this Advance Request; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE


TO:               SILICON VALLEY BANK, Chicago
                  Attn: Amanda Peak
                  230 W Monroe
                  Suite 720
                  Chicago, IL  60606
                  Fax:  312-704-1532

FROM:             ESPERION THERAPEUTICS, INC.

         The undersigned authorized officer of ESPERION THERAPEUTICS, INC. ("Borrower') certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the Agreement"), (i) Borrower is in complete compliance for the period ending __________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                      REQUIRED                             COMPLIES
Monthly financial statements + CC       Monthly within 30 days               Yes   No
Annual (CPA Audited) + CC               FYE within 120 days                  Yes   No

FINANCIAL COVENANT                   REQUIRED                ACTUAL                       COMPLIES

FACILITY DATED MARCH 1999:
Maintain on a Monthly Basis:
Minimum Liquidity*                   2.0:1.0                      :1.0                    Yes   No
                                                             -----
Minimum Tangible Net Worth           $3,000,000.00           $                            Yes   No
                                                              ----------
FACILITY DATED OCTOBER 2001:
Maintain on a Monthly Basis:
Minimum Tangible Net Worth           $9,000,000.00           $                            Yes   No
                                                              ----------

* Liquidity defined as Cash plus Cash Equivalents (at Parent Company level only) divided by SVB debt outstanding

COMMENTS REGARDING EXCEPTIONS:                       BANK USE ONLY

Sincerely,                             Received by:
                                                   -----------------------------
ESPERION THERAPEUTICS, INC.                         AUTHORIZED SIGNER

---------------------------------      Date:
SIGNATURE                                   ------------------------------------

---------------------------------      Verified:
TITLE                                           --------------------------------
                                                    AUTHORIZED SIGNER
---------------------------------
DATE                                   Date:
                                            ------------------------------------

                                       Compliance Status:         Yes      No